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                                                                    EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 9, 2004 relating to the financial statements and financial statement schedule of Moldflow Corporation, which appears in Moldflow Corporation's Annual Report on Form 10-K for the year ended June 30, 2004.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
September 13, 2004